Exhibit 99.1

FLUX CARBON LLC

FINANCIAL STATEMENTS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and the Board of Directors’ of:

Flux Carbon, LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheet of Flux Carbon, LLC (the “Company”) as of December 31, 2017, the related statements of operations, changes in members deficit and cash flows for the period January 3, 2017 (inception) to December 31, 2017, and the related notes (collectively referred to as the ” financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations and its cash flows for the period January 3, 2017 (inception) to December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss and lack of working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2 of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Accordingly, we express no such opinion. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures including examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also include evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

We have served as the Company’s auditor since 2018.

Boynton Beach, Florida

July 19, 2018

FLUX CARBON LLC

BALANCE SHEET

AS OF DECEMBER 31, 2017

December 31, 2017
CURRENT ASSETS

TOTAL ASSETS	$--

CURRENT LIABILITIES AND MEMBERS’ DEFICIT

TOTAL LIABILITIES	--

MEMBERS’ DEFICIT
Member Equity	90
Accumulated deficit	(90)
TOTAL MEMBERS’ DEFICIT	--

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$--

See accompanying notes to the Financial Statements.

FLUX CARBON LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 3, 2017 (INCEPTION) TO DECEMBER 31, 2017

December 31, 2017

Operating expenses
General and administrative expenses	90
Total operating expenses	90

Loss from Operations	(90)

Net loss	$(90)

See accompanying notes to the Financial Statements.

FLUX CARBON LLC

statement of MEMBERs’ DEFICIT

FOR THE PERIOD JANUARY 3, 2017 (inception) TO DECEMBER 31, 2017

	Member Equity	Accumulated Deficit	Members’ Deficit
Balance at January 3, 2017	$--	$--	$--

Capital contribution	90	--	90
Net loss	--	(90)	(90)
Balance at December 31, 2017	$90	$(90)	$--

See accompanying notes to the Financial Statements.

FLUX CARBON LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 3, 2017 (INCEPTION) TO DECEMBER 31, 2017

December 31, 2017

CASH FLOW FROM OPERATING ACTIVITIES
NET LOSS	$(90)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:
Change	--
Net cash used in operating activities	(90)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital contributions	90
Net cash provided by financing activities	90

Net increase (decrease) in cash	--
Cash at beginning of period	--
Cash at end of period	$--

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Income taxes	$--
Interest	$--

The notes to the Financial Statements are an integral part of these statements.

FLUX CARBON LLC

NOTES TO FINANCIAL STATEMENT

FOR THE PERIOD JANUARY 3, 2017 (INCEPTION) TO DECEMBER 31, 2017

NOTE 1	DESCRIPTION OF BUSINESS

REFERENCES TO THE COMPANY

References to “we,” “our,” “us,” “JVCo,” or the “Company” in the financial statements and in these notes to the financial statements refer to FLUX Carbon LLC, a Delaware limited liability company.

DESCRIPTION OF THE BUSINESS

The Company was formed in Delaware on January 3, 2017, as a holding company for various investments and intellectual property rights. The Company’s sole purpose as of December 31, 2017, is a holding company for such investments and rights. The Company’s operations are accordingly negligible, however, they remain subject to significant risks and uncertainties to the extent inasmuch as the Company’s intellectual properties may not be commercially viable, and, if they are, they will be subject to infringement and other commercialization risks.

NOTE 2	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company does not have any sources of revenue and a limited operating history. The only recurring expenses associated with the Company are annual filing fees, which are minimal and will be covered in the future through recurring management fee revenue. There can be no assurance that such a plan will be successful. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3	BASIS OF PRESENTATION

SEGMENT INFORMATION

We determined our reporting units in accordance with FASB ASC 280, “Segment Reporting” (“ASC 280”). We evaluate a reporting unit by first identifying its operating segments under ASC 280. We then evaluate each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, we evaluate those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, we determine if the segments are economically similar and, if so, the operating segments are aggregated.

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collection is reasonably assured. The Company recognizes revenue from management fees payable under the JVCo operating and management agreements upon receipt of payment. The Company anticipates generating revenue in the future from third parties in addition to management fees, resulting in revenue from technology royalties and related services and products. If they occur in the future, licensing royalties will be recognized as earned by calculating the royalty as a percentage of gross sales by licensees. For the purposes of assessing royalties, the licensee’s sales will be deemed to occur when shipped, which is when four basic criteria have been met: (i) persuasive evidence of a customer arrangement; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured, and (iv) product delivery has occurred, which is generally upon shipment to the buyer of the products produced with the licensed technology. To the extent revenues are generated from the Company’s licensing support services in the future, the Company will recognize such revenues when the services are completed and billed. Any such services will be provided on fixed price contracts. Revenue from any such contracts will be recognized on a pro rata basis over the life of the contract as they are generally performed evenly over the contract period. The Company additionally anticipates performing services under fixed-price contracts involving design, engineering, procurement, installation, and start-up of production systems based on the Company’s technologies. Revenues and fees on these contracts will be recognized using the percentage-of-completion method of accounting. Our percentage-of-completion methods may further include the efforts-expended percentage-of-completion method and the cost-to-cost method. The efforts-expended method utilizes using measures such as task duration and completion. The efforts-expended approach is used in situations where it is more representative of progress on a contract than the cost-to-cost or the labor-hours method. The Company will use the cost-to-cost method to determine the percentage of completion of a project based on the actual costs incurred. Earnings will be recognized periodically based upon our estimate of contract revenues and costs in providing the services required under the contract. The percentage of completion method must be used in lieu of the completed contract method when all of the following are present: reasonably reliable estimates can be made of revenue and costs; the construction contract specifies the parties’ rights as to the goods, consideration to be paid and received, and the resulting terms of payment or settlement; the contract purchaser has the ability and expectation to perform all contractual duties; and the contract contractor has the same ability and expectation to perform. Under the completed contract method income will be recognized only when a contract is completed or substantially completed. The asset, “costs and estimated earnings in excess of billings on uncompleted contracts,” in such instances will represent revenues recognized in excess of amounts billed. Likewise, the liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” will represent billings in excess of revenues recognized.

FINANCIAL INSTRUMENTS

The carrying values of accounts receivable, other receivables, accounts payable and accrued expenses approximate their fair values due to their short term maturities.

EQUITY INVESTMENTS

Equity investments in which the Company exercises significant influence but does not control and is not the primary beneficiary are accounted for using the equity method. The Company’s share of its equity method investee’s earnings or losses is included in other income in the accompanying Statements of Operations.

RECEIVABLES AND CREDIT CONCENTRATION

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Accounts receivable in excess of 90 days old are evaluated for delinquency. In addition, we consider historical bad debts and current economic trends in evaluating the allowance for bad debts. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the oldest unpaid invoices. The Company had no accounts receivable as of December 31, 2017 and 2016.

INVENTORIES

The Company can be expected to maintain an inventory of equipment and components from time to time consisting of equipment and component parts that are held for sale to third party licensees on an as needed basis. Inventories are stated at the lower of cost or market, with cost being determined by the specific identification method.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be cash and short-term investments with original maturities of three months or less from the date of acquisition. The Company had no cash or cash equivalents as of December 31, 2017 and 2016.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the life of the lease or their useful lives. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal, and repair and maintenance expenditures are expensed as incurred. Property, plant and equipment are stated at cost. Expenditures for major renewals and improvements which extend the life or usefulness of the asset are capitalized. Once an asset has been completed and placed in service, it is transferred to the appropriate category and depreciation commences. The Company uses the straight line method for depreciation and depreciates equipment over the estimated useful life of the assets: office and computer equipment over 3-5 years and corn oil extraction systems over a 10 year period. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal, and repair and maintenance expenditures are expensed as incurred. Property and equipment are stated at cost and include amounts capitalized under capital lease obligations.

INTANGIBLE ASSETS

The Company accounts for its intangible assets pursuant to ASC 350-20-55-24, “Intangibles – Goodwill and Other”. Under ASC 350, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms. Intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset’s estimated fair value with its carrying value, based on cash flow methodology. Intangibles with definite lives are subject to impairment testing in the event of certain indicators. Impairment in the carrying value of an asset is recognized whenever anticipated future cash flows (undiscounted) from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value.

LONG-LIVED ASSETS

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

INCOME TAXES

As a limited liability company, taxable income or loss flows through to the members on their individual tax returns. The 2015-2017 returns are open for audit by federal and state taxing authorities.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the financial statements, and (iii) the reported amounts of revenues and expenses during the reporting period. We use estimates and assumptions in accounting for significant matters, such as valuation of intellectual property, among others. Actual results may differ from previously estimated amounts, and such differences may be material to our consolidated financial statements. The Company periodically review estimates and assumptions, and the effects of revisions are reflected in the period in which the revision is made. The revisions to estimates or assumptions during the periods presented in the accompanying consolidated financial statements were not considered to be significant.

NOTE 4	RECENT ACCOUNTING PRONOUCEMENTS

Revenue Recognition. In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606)”. The objective of this amendment is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying this amendment, companies will perform a five-step analysis of transactions to determine when and how revenue is recognized. This amendment applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. An entity should apply the amendments using either the full retrospective approach or retrospectively with a cumulative effect of initially applying the amendments recognized at the date of initial application. In July 2015, the FASB issued ASU 2015-14 which deferred May 25, 2018 of ASU 2014-09 by one year to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The Company has not yet selected which transition method it will apply upon adoption. Historically, the Company has not generated any revenue. The Company will continue to evaluate and will quantify the impact, if any, the adoption of ASU 2014-09 will have on our revenue streams when they occur. When our evaluations do occur, The Company does not expect material changes to its accounting policies.

Statement of Cash Flows. In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (ASU 2016-15), which is intended to reduce the existing diversity in practice in how certain cash receipts and cash payments are classified in the statement of cash flows. In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) (ASU 2016-18), which requires the inclusion of restricted cash with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-15 and ASU 2016-18 are both effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, provided that all of the amendments are adopted in the same period. The amendments will be applied using a retrospective transition method to each period presented. The Company adopted this guidance in the first quarter of 2018 and it did not have a significant impact on its financial statements.

Financial Instruments. In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01), which requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income. The ASU also impacts financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. In addition, the FASB clarified guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. Entities will have to assess the realizability of such deferred tax assets in combination with the entities other deferred tax assets. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017 and for interim periods within that reporting period. In the first quarter of 2018, the Company will elect to adopt the measurement alternative, which will apply this ASU prospectively, for its equity investments that do not have readily determinable fair values. The Company adopted this guidance in the first quarter of 2018 and it did not have a significant impact on its financial statements.

NOTE 5	RELATED PARTY TRANSACTIONS

The Company is subject to a first priority lien granted in favor of CANDENT CORPORATION (“Candent”) on February 18, 2015, under a guaranty agreement executed on January 3, 2017, by the Company in connection with the issuance of a $15 million secured loan (“Senior Loan”) to Candent by EXO OPPORTUNITY FUND LLC (“EXO”), the parent company of the Company’s former parent, FLUX CARBON MITIGATION FUND LLC (“FCMF”). The note has a due date of February 18, 2021 and is currently not in default.

NOTE 6	MEMBERS’ EQUITY

The Company was formed by FCMF in Delaware on January 3, 2017, in the original name of FLUX CARBON MITIGATION FUND II LLC, as a holding company for various investments. The Company’s name was changed on March 14, 2018, to FLUX CARBON LLC. The Company’s equity is represented by 100 membership interest units. As of December 31, 2017, 100% of the Company’s equity was owned by FCMF. During 2017, the member contributed $90 of capital for expenses.

NOTE 7	COMMITMENTS AND CONTINGENCIES

The Company is subject to a first priority lien granted in favor of Candent on February 18, 2015, under a guaranty agreement executed on January 3, 2017, by the Company in connection with the issuance of a $15 million secured loan to Candent by EXO, the parent company of the Company’s former parent, FCMF.

NOTE 8	SUBSEQUENT EVENTS

Effective May 25, 2018 (the “Closing Date”), Attis Industries Inc. (the “Attis”), Attis’s wholly-owned subsidiary, Attis Innovations, LLC (“Innovations”), GreenShift Corporation (“GreenShift”), and GreenShift’s wholly-owned subsidiary, GS CleanTech Corporation (“CleanTech”), among others, entered into a Securities Purchase Agreement (“SPA”) and related transaction documents pursuant to which Attis acquired 80% of the membership interest units (“80% Units”) of FLUX Carbon LLC (“Company”), and $10,000,000 of GreenShift’s subordinate secured debt, in exchange for an earn-out based purchase price equal to the greater of (i) $18,000,000 (“Floor Price”); (ii) five (5) times Company’s Consolidated EBITDA during 2018, 2019, and 2020; (iii) four (4) times Company’s Consolidated EBITDA during 2021, 2022, and 2023; (iv) three (3) times Company’s Consolidated EBITDA during 2024 and 2025; (iv) two (2) times Company’s Consolidated EBITDA during 2026; or (iv), one (1) times Company’s Consolidated EBITDA during 2027. The agreements additionally call for Attis to pay $200,000 over sixty days, and for GreenShift to pay certain working capital surplus equal to about $200,000 to the Company. An initial payment against the SPA purchase price was paid at Closing in the form of 2,000,000 restricted shares of Attis’s common stock and 180,000 shares of Attis’s Series G Stock. GreenShift is required to use the first proceeds received upon sale of the shares to pay or refinance its senior secured debt.

The SPA transaction documents also include an Amended and Restated Limited Liability Attis Operating Agreement and a Management Agreement (“Company Agreements”) under which GreenShift and CleanTech have in essence ‘outsourced’ its operations to the Company, which the parties have agreed to fully capitalize to meet a number of specific objectives, including servicing the continuing and future needs of licensees, investing in growth with the parties’ combined intellectual properties, protecting GreenShift’s intellectual properties, and supporting all pending and future litigation for infringement and related matters. The Company agreements further require that no distributions shall be paid by the Company prior to the date on which GreenShift’s senior secured lender is fully paid.

On and subject to the terms and conditions of the SPA and related transaction documents, at the Closing, GreenShift issued to Attis a subordinate secured convertible debenture in the original principal amount of $10,000,000 (“Debenture”). Commencing November 22, 2018, the Debenture shall be convertible into GreenShift’s common stock at the sole and exclusive option of the holder in one or more installments up to 9.9% of the GreenShift’s issued and outstanding common stock at the time of conversion (when taken with any other shares of GreenShift common stock held by the holder at the time of conversion). The Debenture converts into GreenShift common stock at the greater of (i) $0.10 per share or (ii) 100% of the lowest closing market price per share for the GreenShift common stock for the thirty (30) Trading Days preceding conversion. The Debenture shall accrue interest at the lesser of 2% or the minimum allowable rate under applicable law, and shall be waived if the GreenShift Debenture is converted or otherwise fully paid on or before June 30, 2028. The Debenture shall be exclusively paid in the form of GreenShift common stock, provided, however, that the principal balance due under the Debenture shall be reduced on a dollar for dollar basis in an amount equal to any distributions paid as provided for in the SPA and Company Agreements.